Exhibit 10.5

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Escrow Agreement”), dated as of September 13, 2023, is entered into by and among Apollo Infrastructure Company LLC, a Delaware limited liability company (the “Company”), Apollo Global Securities, LLC, a Delaware limited liability company, as dealer manager for the Company (the “Dealer Manager”), and UMB Bank, N.A., as escrow agent (the “Escrow Agent”).

WHEREAS, the Company is conducting a continuous private placement offering (the “Offering”) of Shares (as defined below) in accordance with Rule 506(b) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”), consisting of: (a) S Shares, I Shares, F-S Shares, F-I Shares, A-I Shares and A-II Shares, and (b) E Shares and V Shares, which will be held by Apollo, certain of its affiliates and/or certain Apollo Clients, and E Shares will additionally be held by our officers, directors and employees (if any) (collectively, the “Shares”). Each type of Shares described herein represents the applicable type of limited liability company interest in each of Apollo Infrastructure Company LLC - Series I and Apollo Infrastructure Company LLC - Series II (collectively, the “Series”). The Company has filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “1934 Act”).

WHEREAS, no funds have been deposited in the Escrow Account before the date of this Escrow Agreement;

WHEREAS, the Dealer Manager has been engaged by the Company to offer and sell the Shares on a best-efforts basis through a network of participating broker-dealers, which may include the Dealer Manager when it serves as broker of record (the “Selected Dealers”) and other distribution channels including, but not limited to, registered investment advisers (the “RIAs”);

WHEREAS, the Company and the Dealer Manager desire to establish a non-interest bearing escrow account (the “Escrow Account”) as further described herein and to deposit funds contributed by subscribers to purchase Shares (“Subscribers”) with the Escrow Agent in the Escrow Account, to be held for the benefit of the Subscribers and the Company until such time as subscriptions for the Minimum Amount (as defined below) has been deposited into the Escrow Account in accordance with the terms of this Escrow Agreement;

WHEREAS, SS&C GIDS, Inc. (the “Processing Agent”) has been engaged to receive, examine for “good order” and facilitate subscriptions into the Escrow Account as further described herein and to act as record keeper, maintaining on behalf of the Escrow Agent the ownership records for the Escrow Account; and

WHEREAS, the Escrow Agent is willing to accept appointment as escrow agent upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Escrow of Subscriber Funds.

(a)    On or before the commencement of the Offering, The Company shall establish the Escrow Account with the Escrow Agent, which shall be entitled “UMB Bank, N.A., as Escrow Agent for Apollo Infrastructure Company LLC.” All funds received from Subscribers in payment for the Shares (“Subscriber Funds”) which comply with the instructions set forth in Section 2(a) will be delivered to the Escrow Agent promptly following the day upon which such Subscriber Funds are received by the Processing Agent and such subscription is accepted by the Company, and shall, upon receipt of good and collected funds by the Escrow Agent, be retained in the Escrow Account for the benefit of the Subscribers and the Company by the Escrow Agent. Subscriber Funds also may be wired directly to the Escrow Account using wire instructions provided by the Escrow Agent. Such Subscriber Funds shall be retained in the Escrow Account by the Escrow Agent and shall be deposited within one (1) business day of receipt.

(b)    The Escrow Agent shall have no duty to make any disbursement, investment or other use of Subscriber Funds until and unless it has good and collected funds. In the event that any checks deposited in the Escrow

Account are returned or prove uncollectible after the funds represented thereby have been released by the Escrow Agent, then the Company shall promptly reimburse the Escrow Agent for any and all reasonable costs incurred for such, upon request, and the Escrow Agent shall deliver the returned checks to the Company. The Escrow Agent shall be under no duty or responsibility to enforce collection of any check delivered to it hereunder. The Escrow Agent reserves the right to deny, suspend or terminate participation by a Subscriber to the extent the Escrow Agent deems it advisable or necessary to comply with applicable laws.

(c)    For the avoidance of doubt, this Escrow Agreement does not create any responsibility on the part of the Dealer Manager to the Company or to the Escrow Agent for payments of any amounts under this Escrow Agreement.

2.	Operation of the Escrow.

(a)    Until such time as the Company has received subscriptions for Shares resulting in gross subscription proceeds equal to the Minimum Amount (as defined below) and the funds in the Escrow Account are disbursed from the Escrow Account in accordance with Section 2(b) hereof, Subscribers will be instructed to make checks, drafts, wires, Automated Clearing House (ACH) or money orders (“Instruments of Payment”) for subscriptions payable to the order of “UMB Bank, N.A., as Escrow Agent for Apollo Infrastructure Company LLC”. Completed subscription agreements and Instruments of Payment for the purchase price shall be remitted to the address designated for the receipt of such agreements and Instruments of Payment. Any Instruments of Payment made payable to a party other than the Escrow Agent as described above shall be returned to the Dealer Manager or the Selected Dealer who submitted such Instrument of Payment.

When the Selected Dealer’s internal supervisory procedures are conducted at the site at which the Instruments of Payment and the Subscription Materials (as defined below) are initially received by the Selected Dealer, by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, the Selected Dealer will send to the Escrow Agent such Instruments of Payment along with each Subscriber’s name, address, executed Internal Revenue Service (“IRS”) Form W-9, number and type of Shares purchased and purchase price remitted and any other subscription documentation (the “Subscription Materials”).

When the Selected Dealer’s internal supervisory procedures are conducted at a different location (the “Final Review Office”), the Selected Dealer shall transmit the Instruments of Payment and the Subscription Materials to the Final Review Office by the end of the next business day after receipt of any Instruments of Payment and Subscription Materials, and then the Final Review Office will, by the end of the next business day following its receipt of the Instruments of Payment and the Subscription Materials, forward the Instruments of Payment and the Subscription Materials to the Escrow Agent.

Deposits shall be held in the Escrow Account until such funds are disbursed in accordance with this Section 2. Prior to disbursement of the funds deposited in the Escrow Account, such funds shall not be subject to claims by creditors of the Company or any of its affiliates. If any of the Instruments of Payment are returned to the Escrow Agent for nonpayment prior to the satisfaction of the Minimum Amount, the Escrow Agent shall promptly notify the Processing Agent and the Company in writing via mail, email or facsimile of such nonpayment, and the Escrow Agent is authorized to debit the Escrow Account, as applicable, in the amount of such returned payment and the Processing Agent shall delete the appropriate account from the records maintained by the Processing Agent.

The Processing Agent will maintain a written account of each sale, which account shall set forth, among other things, the following information:

(i)	the Subscriber’s name and address;

(ii)	the number and type of Shares purchased by such Subscriber; and

(iii)	the amount paid by such Subscriber for such Shares.

Prior to the satisfaction of the Minimum Amount, neither the Company nor the Dealer Manager will be entitled to any funds received into the Escrow Account. Notwithstanding the foregoing, prior to the satisfaction of the Minimum Amount, upon the written request of a Subscriber (which may be delivered by the Company or Dealer Manager) to withdraw their purchase order and request a full refund, the Company or Dealer Manager shall direct the Escrow Agent in writing to disburse directly to such Subscriber the principal amount of the subscription order from such Subscriber received by the Escrow Agent.

(b)    If, at any time on or prior to the Expiration Date (as defined below), the subscription proceeds received by the Escrow Agent are equal to or greater than $100,000,000 of Shares (including any shares purchased by Apollo Asset Management, Inc. or its affiliates) or such lesser amount as determined by the Company’s board of directors in its sole discretion (“Minimum Amount”), the Company shall deliver to the Escrow Agent a written instruction from an officer of the Company stating that the Minimum Amount has been timely raised and authorizing the delivery of all Subscriber Funds in the Escrow Account to the Company.

Thereafter, the Escrow Agent shall promptly disburse to the Company, by check or wire transfer, the funds in the Escrow Account representing the principal amount of the gross subscription orders from Subscribers received by the Escrow Agent; provided, however, that the Escrow Agent shall not disburse those funds of a Subscriber whose subscription has been rejected or rescinded of which the Escrow Agent has been notified in writing by the Company, or otherwise in accordance with the Company’s written request. Notwithstanding the above, the Company’s board of directors may elect to wait a substantial amount of time before authorizing, or may elect not to authorize, the delivery of all Subscriber Funds in the Escrow Account to the Company.

(c)    After the satisfaction of the provisions of this Section 2 with respect to the disbursement of funds, in the event that subscriptions made payable to the Escrow Agent continue to be received in the Escrow Account the proceeds shall not be subject to this Escrow Agreement, and at the written instruction of the Company to the Escrow Agent, shall be disbursed as directed by the Company. The terms of this Section 2(c) shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

(d)    If, as of the close of business on the one year anniversary of the commencement of the Offering (the “Expiration Date”), the Company has not authorized the release of the Subscriber Funds in the Escrow Account to the Company, within ten (10) days following the Expiration Date, the Company or the Dealer Manager shall provide the Escrow Agent written notice thereof, and upon receipt of such written notice, the Escrow Agent shall promptly return directly to each Subscriber:

(i)    by check or wire transfer, the Subscriber Funds deposited in the Escrow Account on behalf of such Subscriber (unless earlier disbursed in accordance with this Escrow Agreement); or

(ii)    the Instruments of Payment delivered to the Escrow Agent with respect to such Subscriber’s subscription if such Instrument of Payment has not been processed for collection prior to such time.

The Escrow Agent shall not be required to remit any payments hereunder until the Escrow Agent has collected funds represented by such payments and until the provisions of Section 23 hereof have been met.

3.	Identity of Subscribers.

The Company, Processing Agent or the Dealer Manager shall furnish to the Escrow Agent with each delivery of an Instrument of Payment, a list of the Subscribers who have paid for the Shares showing the name, address, tax identification number, amount and type of Shares subscribed for and the amount paid and deposited with the Escrow Agent. This information comprising the identity of Subscribers shall be provided to the Escrow Agent in the format set forth on Exhibit A to this Escrow Agreement (the “List of Subscribers”).

All Subscriber Funds so deposited shall not be subject to any liens or charges by the Company, the Dealer Manager or the Escrow Agent, or judgments or creditors’ claims against the Company, until released to the Company as hereinafter provided. The Company understands and agrees that the Company shall not be entitled to any Subscriber

Funds on deposit in the Escrow Account and no such funds shall become the property of the Company except when released to the Company pursuant to this Escrow Agreement. The Company, the Dealer Manager and the Escrow Agent will treat all Subscriber information as confidential (the “Confidential Information”). The Escrow Agent shall not be required to accept any funds from Subscribers that are not accompanied by the information for the List of Subscribers.

The Escrow Agent shall keep strictly confidential all information sent to it unless such material is required to be disclosed pursuant to any applicable law, regulation, judicial or administrative order, decree or subpoena, or request by a regulatory organization having authority pursuant to the law. Notwithstanding the foregoing, nothing in this Escrow Agreement prohibits, prevents, or limits the Escrow Agent from disclosing any Subscriber information, without notice to or consent of the Company or the Dealer Manager, if the disclosure is required by law to be made to a supervisory or governmental authority or a self-regulatory organization in the course of any examination, inquiry, or audit of the Escrow Agent or any of the Escrow Agent’s representatives or businesses

4.	Rejected Subscriptions.

In the event the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company or Dealer Manager has rejected a Subscriber’s subscription, the Escrow Agent shall pay directly to the applicable Subscriber, within ten (10) business days after receiving notice of the rejection, by first class United States Mail at the address appearing on the List of Subscribers, or at such other address or wire instructions as are furnished to the Escrow Agent by the Subscriber in writing, all collected sums paid by the Subscriber for Shares and received by the Escrow Agent.

5.	Term of Escrow.

Unless otherwise provided in this Escrow Agreement, final termination of this Escrow Agreement shall occur on the earliest of the date that:

(a)    all funds held in the Escrow Account are distributed either to the Company or to Subscribers and the Company has informed the Escrow Agent in writing to close the Escrow Account;

(b)    all funds held in the Escrow Account are distributed to a successor escrow agent upon written instructions from the Company; or

(c)    the Escrow Agent receives written notice from the Company or the Dealer Manager that the Company terminated the Offering and any funds held in the Escrow Account are distributed in accordance with this Escrow Agreement.

After the termination of this Escrow Agreement, the Company and the Dealer Manager shall not deposit, and the Escrow Agent shall not accept, any additional amounts representing payments by prospective Subscribers.

6.	Duty and Limitation on Liability of the Escrow Agent.

(a)    The Escrow Agent’s rights and responsibilities shall be governed solely by this Escrow Agreement. The Escrow Agent shall at all times comply with applicable securities or other laws in performing its duties pursuant to this Escrow Agreement provided the Escrow Agent shall be deemed in compliance with the foregoing and protected in relying upon the written direction of the Company and shall have no independent obligation to evaluate whether an act or omission complies with applicable securities or other laws. Neither the Offering documents, nor any other agreement or document shall govern the Escrow Agent even if such other agreement or document is referred to herein, is deposited with, or is otherwise known to, the Escrow Agent.

(b)    The Escrow Agent shall be under no duty to determine whether the Company or the Dealer Manager is complying with the requirements of the Offering or applicable securities or other laws in tendering the Subscriber Funds to the Escrow Agent. The Escrow Agent shall not be responsible for, or be required to enforce, any of the terms or conditions of any Offering document or other agreement between the Company or the Dealer Manager and any other party.

(c)    The Escrow Agent may conclusively rely upon and shall be fully protected in acting upon any statement, certificate, notice, request, consent, order, opinion or advice of counsel, or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall have no duty or liability to verify any such statement, certificate, notice, request, consent, order or other document. Upon or before the execution of this Escrow Agreement, the Company and the Dealer Manager shall deliver to the Escrow Agent authorized signers’ lists in the form of Exhibit B (Certificate as to Authorized Signatures) to this Escrow Agreement. The Escrow Agent shall not be bound by any notice of demand, or any waiver, modification, termination or rescission of this Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto. The Escrow Agent shall not be responsible, may conclusively rely upon and shall be protected, indemnified and held harmless by the Company and by the Dealer Manager, acting severally but not jointly, for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of any document or property received, held or delivered by it hereunder, or of the signature or endorsement thereon, or for any description therein; nor shall the Escrow Agent be responsible or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document, property or this Escrow Agreement.

(d)    The Escrow Agent shall be under no obligation to institute and/or defend any action, suit or proceeding in connection with this Escrow Agreement unless first indemnified to its reasonable satisfaction pursuant to the terms herein.

(e)    The Escrow Agent may consult outside counsel of its own choice with respect to any question arising under this Escrow Agreement and the Escrow Agent shall not be liable for any action taken or omitted in good faith upon the advice of such counsel.

(f)    The Escrow Agent shall not be liable for any action taken or omitted by it except to the extent that a court of competent jurisdiction determines that the Escrow Agent’s gross negligence, recklessness or willful misconduct was the primary cause of loss.

(g)    The Escrow Agent is acting solely as escrow agent hereunder and owes no duties, covenants or obligations, fiduciary or otherwise, to any person by reason of this Escrow Agreement, except as otherwise explicitly set forth in this Escrow Agreement, and no implied duties, covenants or obligations, fiduciary or otherwise shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent shall have no duty to enforce any obligation of any person, other than as provided herein. The Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any party hereto or any maker, endorser or other signatory of any document or any other person to perform such person’s obligations under any such document. The Escrow Agent is not responsible or liable in any manner for the sufficiency, correctness, genuineness or validity of this Escrow Agreement or with respect to the form of execution of the same. The Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith, and in the exercise of its own best judgment.

(h)    In the event of any disagreement between any of the parties to this Escrow Agreement, or between any of them and any other person, including any Subscriber, resulting in adverse or conflicting claims or demands being made in connection with the matters covered by this Escrow Agreement, or in the event that the Escrow Agent is in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable in any way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (i) the rights of all interested parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (ii) all differences shall have been adjudged and all doubt resolved by agreement among all of the interested persons, and the Escrow Agent shall have been notified thereof in writing signed by all such persons.

Notwithstanding the foregoing, the Escrow Agent may in its discretion obey the order, judgment, decree or levy of any court, with jurisdiction, and the Escrow Agent is hereby authorized in its sole discretion to comply with and obey any such orders, judgments, decrees or levies. In the event that the Escrow Agent shall become involved in any arbitration or litigation relating to the Subscriber Funds, the Escrow Agent is authorized to comply with any decision reached through such arbitration or litigation.

(i)    In the event that any controversy should arise with respect to this Escrow Agreement, the Escrow Agent shall have the right, at its option, to institute an interpleader action in any court of competent jurisdiction to determine the rights of the parties.

(j)    IN NO EVENT SHALL THE ESCROW AGENT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL LOSSES OR DAMAGES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(k)    The parties agree that the Escrow Agent had no role in the preparation of the Offering documents, has not reviewed any such documents, and makes no representations or warranties with respect to the information contained therein or omitted therefrom.

(l)    The Escrow Agent shall have no obligation, duty or liability with respect to compliance with any federal or state securities, disclosure or tax laws concerning the Offering documents or the issuance, offering or sale of the Shares.

(m)    The Escrow Agent shall have no duty or obligation to monitor the application and use of the Subscriber Funds once transferred to the Company, that being the sole obligation and responsibility of the Company.

7.	Escrow Agent’s Fee.

The Escrow Agent shall be entitled to compensation for its services as stated in the fee schedule attached hereto as Exhibit C (Escrow Agent Fee), which compensation shall be paid by the Company or any of its affiliates. The fee agreed upon for the services rendered hereunder is intended as full compensation for the Escrow Agent’s services as contemplated by this Escrow Agreement; provided, however, that

(a)    in the event that the conditions for the disbursement of funds under this Escrow Agreement are not fulfilled;

(b)    the Escrow Agent renders any material service not contemplated in this Escrow Agreement with the Company’s consent or the Dealer Manager’s consent or as required by law;

(c)    there is any assignment of interest in the subject matter of this Escrow Agreement;

(d)    any material modification hereof with the Company’s consent;

(e)    if any material controversy arises hereunder; or

(f)    the Escrow Agent is made a party to any litigation relating to this Escrow Agreement, or the subject matter hereof;

then the Escrow Agent shall be reasonably compensated for such extraordinary services and reimbursed for all reasonable costs and expenses, including reasonable attorney’s fees and expenses, occasioned by any delay, controversy, litigation or event, and the same shall be paid by the Company or any of its affiliates. The Company’s obligations under this Section 7 shall survive the resignation or removal of the Escrow Agent and the assignment or termination of this Escrow Agreement.

8.	Subscriber Funds. The Escrow Agent shall hold the Subscriber Funds un-invested.

9.	Notices.

All notices, requests, demands, and other communications under this Escrow Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, (b) on the business day of transmission if sent by facsimile or email to the facsimile number or email address given below, with written confirmation from the recipient of receipt, (c) on the business day after delivery to Federal Express or similar overnight courier or the Express Mail service maintained by the United States Postal Service, or (d) on the fifth (5th) business day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, and properly addressed, return receipt requested, to the party as follows; provided, however, that notice to the Escrow Agent will be deemed given upon receipt by the Escrow Agent:

If to the Company:	Apollo Infrastructure Company LLC
9 West 57th Street, 42nd Floor
New York, New York 10019-2701
Attn: Nari Na
Email: nna@apollo.com

If to Dealer Manager:	Apollo Global Securities, LLC
9 West 57th Street
New York, New York 10019
Attn: Daniel Duval
Email: dduval@apollo.com

If to Escrow Agent:	UMB Bank, N.A.
1010 Grand Blvd, 4th Floor
Mail Stop: 1020409
Kansas City, MO 64106
Attn: Lara L. Stevens
Phone: (816) 860-2017
Facsimile: (816) 830-3029
Email: Lara.Stevens@umb.com

Any party may change its address for purposes of this Section 9 by giving the other party written notice of the new address in the manner set forth above.

10.	Indemnification of Escrow Agent.

The Company hereby indemnifies, defends and holds harmless the Escrow Agent from and against, any and all loss, liability, cost, damage and expense, including, without limitation, reasonable counsel fees and expenses, which the Escrow Agent may suffer or incur by reason of any action, claim or proceeding brought against the Escrow Agent arising out of or relating in any way to this Escrow Agreement or any transaction to which this Escrow Agreement relates unless such loss, liability, cost, damage or expense is finally determined by a court of competent jurisdiction to have been caused by the gross negligence or willful misconduct of the Escrow Agent. The terms of this Section 10 shall survive the assignment or termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

11.	Resignation.

The Escrow Agent may resign upon sixty (60) calendar days’ advance written notice to the Company. In the event of any such resignation, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor escrow agent shall deliver to the Company a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscriber Funds in the Escrow Account to the successor escrow agent. If a successor escrow agent is not appointed within the sixty (60) calendar day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent or interplead the Subscriber Funds with such court, whereupon the Escrow Agent’s duties hereunder shall terminate.

12.	Removal.

The Escrow Agent may be removed by the Company at any time by written notice provided to the Escrow Agent, which instrument shall become effective on the date specified in such written notice. The removal of the Escrow Agent shall not deprive the Escrow Agent of its compensation earned prior to such removal. In the event of any such removal, a successor escrow agent, which shall be a bank or trust company organized under the laws of the United States of America, shall be appointed by the Company. Any such successor escrow agent shall deliver to the Company a written instrument accepting such appointment, and thereupon shall succeed to all the rights and duties of the Escrow Agent hereunder and shall be entitled to receive the Subscriber Funds from the Escrow Agent. The Escrow Agent shall promptly pay the Subscriber Funds in the Escrow Account to the successor escrow agent. If a successor escrow agent is not appointed by the Company within the thirty (30) day period following such notice, the Escrow Agent may petition any court of competent jurisdiction to name a successor escrow agent.

13.	Maintenance of Records.

The Escrow Agent shall maintain accurate records of all transactions hereunder. Promptly after the termination of this Escrow Agreement, and as may from time to time be reasonably requested by the Company before such termination, the Escrow Agent shall provide the Company with a copy of such records. The authorized representatives of the Company and the Dealer Manager shall also have access to the Escrow Agent’s books and records to the extent relating to its duties hereunder, during normal business hours upon reasonable notice to the Escrow Agent.

14.	Successors and Assigns.

Except as otherwise provided in this Escrow Agreement, no party hereto shall assign this Escrow Agreement or any rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect. This Escrow Agreement shall inure to the benefit of and shall be binding upon the successors and permitted assigns of the parties hereto. Any corporation or association into which the Escrow Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets in whole or in part, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which the Escrow Agent is a party, shall be and become the successor escrow agent under this Escrow Agreement and shall have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance any further act.

15.	Governing Law; Jurisdiction.

This Escrow Agreement shall be construed, performed, and enforced in accordance with, and governed by, the internal laws of the State of New York, without giving effect to the principles of conflicts of laws thereof. Each party hereby consents to the personal jurisdiction and venue of any court of competent jurisdiction in the State of New York.

16.	Severability.

In the event that any part of this Escrow Agreement is declared by any court or other judicial or administrative body to be null, void, or unenforceable, said provision shall survive to the extent it is not so declared, and all of the other provisions of this Escrow Agreement shall remain in full force and effect.

17.	Amendments; Waivers.

This Escrow Agreement may be amended or modified, and any of the terms, covenants, representations, warranties, or conditions hereof may be waived, only by a written instrument executed by the parties hereto, or in the case of a waiver, by the party waiving compliance. Any waiver by any party of any condition, or of the breach of any provision, term, covenant, representation, or warranty contained in this Escrow Agreement, in any one or more instances, shall not be deemed to be nor construed as further or continuing waiver of any such condition, or of the breach of any other provision, term, covenant, representation, or warranty of this Escrow Agreement. The Company and the Dealer Manager agree that any requested waiver, modification or amendment of this Escrow Agreement shall be consistent with the terms of the Offering.

18.	Entire Agreement.

This Escrow Agreement contains the entire understanding among the parties hereto with respect to the escrow contemplated hereby and supersedes and replaces all prior and contemporaneous agreements and understandings, oral or written, with regard to such escrow.

19.	References to Escrow Agent.

No printed or other matter in any language (including, without limitation, the Offering document, any supplement or amendment relating thereto, notices, reports and promotional material) which mentions the Escrow Agent’s name or the rights, powers, or duties of the Escrow Agent shall be issued by the Company or the Dealer Manager, or on the Company’s or Dealer Manager’s behalf unless the Escrow Agent shall first have given its specific written consent thereto.

20.	Section Headings.

The section headings in this Escrow Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Escrow Agreement.

21.	Counterparts.

This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute the same instrument.

22.	Electronic Transactions.

The parties hereto agree that the transactions described herein may be conducted and related documents may be stored by electronic means. Copies, telecopies, facsimiles, electronic files and other reproductions of original executed documents shall be deemed to be authentic and valid counterparts of such original documents for all purposes, including the filing of any claim, action or suit in the appropriate court of law.

23.	Patriot Act Compliance; Tax Matters.

Pursuant to the subscription agreement completed by Subscribers, the Company and the Dealer Manager agree to provide the Escrow Agent completed IRS Forms W-9 (or IRS Forms W-8, in the case of non-U.S. persons) and other forms and documents that the Escrow Agent may reasonably request (collectively, “Tax Reporting Documentation”) at the time of execution of this Escrow Agreement and any information reasonably requested by the Escrow Agent to comply with the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time and the Bank Secrecy Act, as amended from time to time, which information shall be used to verify the identities of the parties to ensure compliance with the terms of such acts. The Escrow Agent, or its agent, shall complete a search with the Office of Foreign Assets Control (“OFAC”), in compliance with its policy and procedures, of each Instrument of Payment and shall inform the Company if an Instrument of Payment fails the OFAC search.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be executed the day and year first set forth above.

Apollo Infrastructure Company LLC

/s/ Julia Ji
Name:	Julia Ji
Title:	Vice President

Apollo Global Securities, LLC, as Dealer Manager

/s/ Jacob F. Walker
Name:	Jacob F. Walker
Title:	Vice President

UMB Bank, N.A., as Escrow Agent

/s/ Lara L. Stevens
Name:	Lara L. Stevens
Title:	Vice President

EXHIBIT A

LIST OF SUBSCRIBERS

Pursuant to the Escrow Agreement dated September 13, 2023 by and between Apollo Infrastructure Company LLC (the “Company”), Apollo Global Securities, LLC (the “Dealer Manager”) and UMB Bank, N.A., as escrow agent (the “Escrow Agent”), the following investors have paid money for the purchase of the Shares in the Company and the money has been deposited with the Escrow Agent:

1.	Name of Subscriber:

Address:

Tax Identification Number:

Amount and type of Shares subscribed for:

Amount of money paid and deposited with Escrow Agent:

2.	Name of Subscriber:

Address:

Tax Identification Number:

Amount and type of Shares subscribed for:

Amount of money paid and deposited with Escrow Agent:

EXHIBIT B

CERTIFICATE AS TO AUTHORIZED SIGNATURES

UMB Bank, N.A., as Escrow Agent for Apollo Infrastructure Company LLC

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as Authorized Representatives of, and are authorized to initiate and approve transactions of all types for the above-mentioned account on behalf of Apollo Infrastructure Company LLC.

Name/Title	Specimen Signature

EXHIBIT C

ESCROW AGENT FEE

Acceptance Fee                                                                                                                                                           $2,250/one-time

For initial services including review, execution and delivery of the Escrow Agreement and all supporting documents, acceptance of the appointment and establish accounts with respect to the Escrow Agreement and all supporting documents. This is a one-time fee payable at the time of the closing.

Administration Fee                                                                                                                                                    $3,000/per year

For ordinary services of the Escrow Agent including normal administration of the account, payable annually in advance, with the first installment payable at the time of the closing. This schedule of fees applies to our present understanding of the transaction. Should the transaction terms change, the Escrow Agent reserves the right to modify its pricing.

Transaction Fees Outgoing Wire Transfer Overnight Delivery/Mailings IRS Tax Reporting Daily BAI File to TA Wire Ripping File to TA	$15/each $16.50/each $50/per 1099 $75/per month $200/per month

Terms and Conditions

In connection with the initial review of documents, the Escrow Agent will not require reimbursement for any legal fees that it may incur through the use of in-house counsel. If outside counsel is required, counsel may be retained by the Escrow Agent and the cost of such counsel will be charged as additional expense. Acceptance fees and administration fees will be billed annually in advance. Transaction fees will be billed quarterly in arears.

The fees, charges and expenses specified herein are for the typical and customary services as escrow agent. Fees for additional or extraordinary services not now part of the customary services provided, such as special services during defaults, additional government reporting requirements, or document amendments will be charged at the then current rates for such services. Extraordinary expenses, such as legal fees and travel expenses, shall be invoiced to the Company based upon the actual out of pocket cost to the Escrow Agent. The Escrow Agent reserves the right to renegotiate its current fee schedule to correspond with changing economic conditions, inflation, and changing requirements relating to the day-to-day service delivery.